Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-234489) of Impinj, Inc,

(2)	Registration Statement (Form S-8 No. 333-236832) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(3)	Registration Statement (Form S-8 No. 333-229947) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(4)	Registration Statement (Form S-8 No. 333-224842) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(5)	Registration Statement (Form S-8 No. 333-216620) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(6)	Registration Statement (Form S-8 No. 333-212620) pertaining to the 2016 Equity Incentive Plan, 2016 Employee Stock Purchase Plan, 2010 Equity Incentive Plan and 2000 Stock Plan of Impinj, Inc.;

(7)	Registration Statement (Form S-8 No. 333-253214) pertaining to the 2016 Equity Incentive Plan, 2016 Employee Stock Purchase Plan, 2010 Equity Incentive Plan and 2000 Stock Plan of Impinj, Inc.;

of our reports dated February 14, 2022, with respect to the consolidated financial statements of Impinj, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Impinj, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Impinj, Inc. and subsidiaries for the year ended December 31, 2021.

/s/ Ernst & Young

Seattle, Washington

February 14, 2022